                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           THE MEN'S WEARHOUSE, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           THE MEN'S WEARHOUSE, INC.
                              5803 GLENMONT DRIVE
                           HOUSTON, TEXAS 77081-1701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 18, 1997

     Notice is hereby given that the Annual Meeting of the Shareholders of The Men's Wearhouse, Inc., a Texas corporation (the "Company"), will be held at 2:00 p.m., central daylight time, on Wednesday, June 18, 1997, at The Four Seasons Hotel, 1300 Lamar, Houston, Texas, for the following purposes:

          (1) To elect nine directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

          (2) To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the Company for 1997; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of the Company's common stock, $.01 par value, of record at the close of business on May 6, 1997, will be entitled to vote at the meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL W. CONLON
                                          Michael W. Conlon
                                          Secretary

May 21, 1997

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           THE MEN'S WEARHOUSE, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 18, 1997

     This proxy statement is furnished to the shareholders of The Men's Wearhouse, Inc. (the "Company"), whose principal executive offices are located at 5803 Glenmont Drive, Houston, Texas 77081-1701, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 2:00 p.m., on Wednesday, June 18, 1997, at The Four Seasons Hotel, 1300 Lamar, Houston, Texas, or any adjournment(s) thereof (the "Annual Meeting").

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the nominees for director listed therein and "FOR" ratification of the appointment of the Company's independent auditors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting.

     This Proxy Statement is being mailed on or about May 21, 1997, to shareholders of record on May 6, 1997 (the "Record Date"). At the close of business on the Record Date, there were outstanding and entitled to vote 21,010,671 shares of Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal to ratify the appointment of the Company's independent auditors.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

     The following persons have been nominated to fill the nine positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by management.

                                                                                                      DIRECTOR
                 NAME                    AGE                 POSITION WITH THE COMPANY                 SINCE
                 ----                    ---                 -------------------------                --------
George Zimmer..........................  48    Chairman of the Board, Chief Executive Officer and      1974
                                                 Director
David Edwab............................  42    President, Treasurer and Director                       1991
Richard E. Goldman.....................  46    Executive Vice President and Director                   1975
Robert E. Zimmer.......................  73    Senior Vice President -- Real Estate and Director       1974
James E. Zimmer........................  45    Senior Vice President -- Merchandising and Director     1975
Harry M. Levy..........................  48    Senior Vice President -- Planning and Systems, Chief    1991
                                                 Information Officer and Director
Rinaldo Brutoco........................  50    Director                                                1992
Michael L. Ray.........................  58    Director                                                1992
Sheldon I. Stein.......................  43    Director                                                1995

     George Zimmer, together with Robert E. Zimmer and Harry M. Levy, founded The Men's Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since December 1991.

     David Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. On February 26, 1993, he was elected Chief Operating Officer of the Company. On February 10, 1997, Mr. Edwab was elected President of the Company. He was elected a director of the Company in November 1991.

     Richard E. Goldman joined The Men's Wearhouse in 1973 shortly after its inception and has served as Executive Vice President and a director of the Company since 1975. Mr. Goldman is responsible for overall marketing and advertising for the Company.

     Robert E. Zimmer has served as Senior Vice President and a director of the Company since its incorporation in 1974 and is primarily responsible for new store site selection and arrangements.

     James E. Zimmer has served as Senior Vice President and a director of the Company since 1975 and works primarily with the Chief Operating Officer in coordinating the Company's merchandising function.

     Harry M. Levy served as a Vice President of the Company from December 1979 to February 1992, at which time he was elected Senior Vice President and Chief Information Officer of the Company. He was elected a director of the Company in November 1991.

     Rinaldo Brutoco is the Chief Executive Officer and a director of Red Rose Collection, Inc., a San Francisco-based mail order catalog and retail company, and has served in various executive capacities with that company for more than the past five years. Mr. Brutoco is also the Chairman and Chief Executive Officer of Dorason Corporation, a privately held merchant bank, and an attorney.

     Michael L. Ray has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy -- Banc One Corporation Professor of Creativity and Innovation and of Marketing at Stanford University's Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

     Sheldon I. Stein is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") and oversees its Southwestern Corporate Finance Department. Mr. Stein joined Bear Stearns in August 1986. He is a director of CellStar Corporation, Cinemark USA, Inc., First Plus Financial Group, Inc., Fresh America Corp., Jerell Inc. and Tandycrafts, Inc. He is also a Trustee of the Greenhill School in Dallas.

     George Zimmer and James E. Zimmer are brothers, and Robert E. Zimmer is their father.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During the fiscal year ended February 1, 1997, the Board of Directors held eight meetings.

     The Board of Directors has an audit committee that is comprised of Messrs. Stein (Chairman), Brutoco and Ray. It is the duty of the audit committee to review the Company's financial information and internal controls, review with the Company's independent public accountants the plan, scope and results of the annual audit of the Company's financial statements, and to make recommendations to the Board of Directors as to the selection of independent public accountants. During the fiscal year ended February 1, 1997, the audit committee held one meeting.

     The Company has a compensation committee composed solely of its non-employee directors, Messrs. Stein (Chairman) and Ray. It is the duty of the compensation committee to consider and approve, on behalf of the Board of Directors, adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program for the benefit of any executive officer of the Company. During the fiscal year ended February 1, 1997, the compensation committee held one meeting.

     During the fiscal year ended February 1, 1997, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member.

     The Board of Directors has no executive or nominating committee. Director nominees are determined by the Board of Directors, and nominees proposed by shareholders will not be considered.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, except as noted in notes (5)-(7) below, with respect to the beneficial ownership of Common Stock by (i) each director, which includes each executive officer named in the Summary Compensation Table below, (ii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

                                                                                    % OF
                                                           NUMBER                OUTSTANDING
                          NAME                            OF SHARES                SHARES
                          ----                            ---------              -----------
George Zimmer(1)........................................  3,236,377(2)(3)(15)         15.4
Robert E. Zimmer(1).....................................  1,826,287(3)(4)(15)          8.7
Richard E. Goldman(1)...................................  1,745,831(15)                8.3
AIM Management Group Inc................................  2,020,750(5)                 9.7
  11 Greenway Plaza, Suite 1919
  Houston, Texas 77046-1173
State Street Research & Management Company..............  1,404,550(6)                 6.7
  One Financial Center, 30th Floor
  Boston, Massachusetts 02111-2690
Putnam Investments......................................  1,092,756(7)                 5.3
  One Post Office Square
  Boston, Massachusetts 02109
James E. Zimmer(8)......................................  1,090,662(9)(15)             5.2
David Edwab(1)..........................................     81,121(3)(10)(15)          *
Harry M. Levy (8).......................................     63,515(11)(15)             *
Rinaldo Brutoco.........................................      9,500(12)                 *
Michael L. Ray..........................................      1,000(12)                 *
Sheldon I. Stein........................................      8,374(13)                 *
All executive officers and directors as a group (14
  persons)..............................................  8,144,877(14)(15)           38.8

---------------

  *  Less than 1%

 (1) The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

 (2) All such shares are held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

 (3) Excludes 131,180 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power.

 (4) Does not include the 21,111 shares of Common Stock held by Robert Zimmer's wife.

 (5) Based on a Schedule 13G dated February 12, 1997, AIM Management Group Inc., an investment advisor, has shared voting and dispositive powers with respect to these shares.

 (6) Based on a Schedule 13G dated February 12, 1997, State Street Research & Management Company, an investment advisor, has sole voting and dispositive power with respect to these shares owned by its clients and disclaims any beneficial interest in such shares.

 (7) Based on a Schedule 13G dated January 27, 1997, Putnam Investments, Inc., an investment advisor, has shared voting power of 320,674 shares and shared dispositive powers of 1,092,756 shares.

 (8) The business address of the shareholder is 5803 Glenmont Drive, Houston, Texas 77081.

 (9) Includes 1,067,823 shares held by James Zimmer in his capacity as trustee for the James Edward Zimmer 1989 Living Trust and 1,823 shares held by Mr. Zimmer's minor daughter.

(10) All such shares are held by David Edwab in his capacity as trustee of the David H. Edwab and Mary Margaret Edwab Family Trust.

(11) Includes 34,375 shares that may be acquired within 60 days upon the exercise of stock options.

(12) Represents shares that may be acquired within 60 days upon the exercise of stock options.

(13) Includes 5,000 shares that may be acquired within 60 days upon the exercise of stock options and includes 2,374 shares held by Mr. Stein's minor sons.

(14) Includes 109,604 shares that may be acquired within 60 days upon the exercise of stock options.

(15) Includes 29,135 shares, 1,950 shares, 26,590 shares, 21,016 shares, 888 shares, 11,405 shares and 104,243 shares, respectively, allocated to the Employee Stock Plan (the "ESP") accounts of Messrs. George Zimmer, Robert Zimmer, Goldman, James Zimmer, Edwab and Levy and to all executive officers and directors of the Company as a group, under The Men's Wearhouse ESP. The ESP provides that participants have voting power with respect to these shares but do not have investment power over these shares.

                               EXECUTIVE OFFICERS

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his or her successor shall have been elected and qualified.

                                                                                              EXECUTIVE
                                                                                               OFFICER
                   NAME                     AGE           POSITION WITH THE COMPANY             SINCE
                   ----                     ---           -------------------------           ---------
George Zimmer.............................  48     Chairman of the Board and Chief              1974
                                                   Executive Officer
David Edwab...............................  42     President                                    1991
Eric J. Lane..............................  37     Chief Operating Officer                      1993
Richard E. Goldman........................  46     Executive Vice President                     1975
Bruce Hampton.............................  42     Executive Vice President                     1995
Robert E. Zimmer..........................  73     Senior Vice President -- Real Estate         1974
James E. Zimmer...........................  45     Senior Vice President -- Merchandising       1975
Harry M. Levy.............................  48     Senior Vice President -- Planning and        1991
                                                   Systems and Chief Information Officer
Charles Bresler, Ph.D.....................  48     Senior Vice President -- Human               1993
                                                   Development
Theodore T. Biele Jr......................  46     Senior Vice President -- Store               1996
                                                   Operations
Gary G. Ckodre............................  47     Vice President -- Finance and Principal      1997
                                                   Financial and Accounting Officer

---------------

     See the table under "Election of Directors" for the past business experience of Messrs. George Zimmer, Edwab, Goldman, Robert E. Zimmer, James E. Zimmer and Levy.

     Eric J. Lane joined the Company in 1988. From 1991 to 1993, he served as Vice President -- Store Operations and in 1993, he was named Senior Vice President -- Merchandising. On February 10, 1997, Mr. Lane became Chief Operating Officer of the Company.

     Bruce Hampton joined the Company in 1980. From 1991 to 1992, he served as Vice President -- Store Operations and in 1992, he was named Senior Vice President -- Store Operations. In 1995, he was named Executive Vice President.

     Charles Bresler, Ph.D. joined the Company in 1993. In 1993, he was named Senior Vice President -- Human Development. For at least two years prior to joining the Company he served as Professor of Psychology at the California School of Professional Psychology in Fresno and a Director of the Anxiety and Stress Disorders Clinic at the California Professional Psychology and Ross Psychiatric Hospital.

     Theodore T. Biele Jr. joined the Company in 1983. Since 1990, he served in various management capacities within store operations. From 1994 to 1996, he served as Vice President -- Store Operations and in 1996 he was named Senior Vice President -- Store Operations.

     Gary G. Ckodre joined the Company in 1992. Since 1992, he served as the Chief Accounting Officer and on February 28, 1997, he was named Vice President-Finance and Principal Financial and Accounting Officer.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer:

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                        -------------------------------------   ------------
                                                                 OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                 COMPENSATION    UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)       ($)(5)        OPTIONS         ($)(6)
  ---------------------------    ----   ---------   ----------   ------------   ------------   ------------
George Zimmer, Chairman          1996    420,000     50,000(1)         --              --         69,403(7)
  of the Board and Chief         1995    420,000     37,500(2)         --              --         34,946(7)
  Executive Officer              1994    420,000     50,000(3)         --              --         35,543(7)
David Edwab, President           1996    298,000    313,825(4)         --          50,000          8,908(8)
                                 1995    288,000    307,574(4)         --              --          8,109(8)
                                 1994    279,000    198,298(4)         --              --          4,762(8)
Richard E. Goldman,              1996    281,000     24,000(1)         --              --          1,338
  Executive Vice President       1995    336,000     22,500(2)         --              --          1,031
                                 1994    336,000     30,000(3)         --              --          1,890
Harry Levy,                      1996    178,000     20,000(1)         --          17,500          1,338
  Senior Vice President          1995    166,000     15,000(2)         --              --          1,031
  and Chief Information Officer  1994    154,000     20,000(3)         --              --          1,890
James E. Zimmer,                 1996    336,000     30,000(1)         --              --          1,338
  Senior Vice President --       1995    336,000     22,500(2)         --              --          1,031
  Merchandising                  1994    324,000     30,000(3)         --              --          1,890

---------------

(1) Represents bonus paid in April 1997 relating to services performed in 1996.

(2) Represents bonus paid in April 1996 relating to services performed in 1995.

(3) Represents bonus paid in April 1995 relating to services performed in 1994.

(4) Represents (i) the cash amount of $288,825, $288,824, and $173,298 paid to Mr. Edwab during 1996, 1995 and 1994, respectively, pursuant to his Employment Agreement with the Company upon the exercise of his option to acquire 73,768 shares, 73,768 shares and 44,262 shares, respectively, of Common Stock, which amounts were used to fund the purchase price thereof (see "-- Employment Agreement and Stock Options") and (ii) a bonus of $25,000, $18,750, and $25,000 paid in April 1997, 1996, and 1995, respectively, relating to services performed in the preceding fiscal year.

(5) Excludes perquisites and other benefits because the aggregate amount of such compensation was the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(6) Represents the amount of the Company's contribution to the ESP allocated in the indicated year to the account of the named executive officer.

(7) Also includes $68,065 in 1996, $33,915 in 1995 and $33,653 in 1994 for the
    allocated dollar value of the benefits to Mr. George Zimmer of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(8) Also includes $7,570, $7,078, and $2,872 and 1996, 1995, and 1994,
    respectively, for the allocated dollar value of the benefit to Mr. Edwab of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

EMPLOYMENT AGREEMENT AND STOCK OPTIONS

     To induce David Edwab to leave his employment and join the Company, the Company entered into an Employment Agreement with Mr. Edwab effective January 31, 1991 (as amended, the "Employment Agreement") for an initial term beginning February 25, 1991 and extending through February 24, 1999. Under the Employment Agreement the Company agreed, among other things, to: (i) pay Mr. Edwab an annual base salary of $226,000, plus $12,000 per year for reimbursement of automobile and club membership expenses; (ii) pay Mr. Edwab a cash amount (net of state and federal taxes) sufficient to fund the payment of the purchase price for any Option Shares (hereinafter defined) acquired upon any exercise of the Option (hereinafter defined); (iii) pay the premiums on $3,000,000 in life insurance policies to be owned by a trust established by Mr. Edwab ("David H. Edwab 1995 Irrevocable Trust") and payable to beneficiaries designated by him (subject to certain split-dollar provisions in favor of the Company). To secure the repayment of the premiums, the Trust has assigned the policies to the Company as collateral; and (iv) provide disability and medical insurance coverage and certain other benefits provided to other employees (other than participation in stock option plans).

     Pursuant to the Employment Agreement, the Company granted Mr. Edwab an option (the "Option") to purchase 531,135 shares of Common Stock (the "Option Shares") at $2.35 per share until the later of the termination of Mr. Edwab's employment and January 31, 2011. The Option was immediately exercisable with respect to 33.3% of the Option Shares and since that time the remaining 66.7% of the option shares have become fully exercisable and have been exercised.

     The Company may terminate Mr. Edwab's employment under the Employment Agreement for "cause" (as defined in the Employment Agreement), in which event the Company will pay all compensation and benefits due Mr. Edwab under the Employment Agreement to the date of termination, which will satisfy all of the Company's obligations under the Employment Agreement, and the Option will terminate.

     Effective September 30, 1991, the Company entered into an Option Issuance Agreement with Mr. Edwab pursuant to which he was granted the right to purchase additional shares of the Common Stock on the same basis and subject to the same terms as the Option Shares under the Employment Agreement in the event the Company issues any shares of Common Stock or any warrants, options, convertible securities or other rights to acquire Common Stock (collectively, "Rights") during the term of the Option Issuance Agreement. At the same time, the Employment Agreement was amended to eliminate certain anti-dilution provisions that provided him with protection in the event of future issuances by the Company. Should the Company issue any such shares or Rights, excluding the Option Shares issuable under the Employment Agreement, Mr. Edwab would automatically have the right to purchase a number of shares of Common Stock equal to .030928 times the number of shares so issued or issuable upon exercise of the Rights at a purchase price equal to the price per share paid to the Company for the Common Stock so issued or, in the case of Rights, for the Rights plus the exercise price per share of Common Stock issuable thereunder. Mr. Edwab waived his right to receive additional options under the Option Issuance Agreement in connection with (i) options granted under the Company's option plans, (ii) the issuance of 1,687,500 shares of Common Stock pursuant to a public offering consummated in April 1992, (iii) the issuance of 948,750 shares of Common Stock pursuant to a public offering consummated in April 1993 and (iv) the issuance of Common Stock upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2003. In April 1994, the Option Issuance Agreement was amended to provide that no options would be granted to Mr. Edwab thereunder in connection with underwritten public offerings of equity securities by the Company. As amended, both the Employment Agreement and the Option Issuance Agreement provide that Mr. Edwab may satisfy his obligation to pay withholding tax relating to his exercise of any options thereunder by having the Company withhold a number of shares of Common Stock that would have been issued upon such exercise equal in value to the amount of such tax owed.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

     The George Zimmer 1988 Living Trust is presently the owner of 3,207,242 shares of the Company's Common Stock. The Company has been advised that on the demise of George Zimmer, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as split-dollar life insurance agreement) under the terms of which the Company makes advances of a portion of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value of $26,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust has assigned the policies to the Company as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts have assigned the additional policies to the Company as collateral.

EMPLOYEE STOCK OPTION PLANS

     The company maintains The Men's Wearhouse, Inc. 1992 Stock Option Plan (the "1992 Option Plan") and the 1996 Stock Option Plan (the "1996 Option Plan") (collectively, the "Plans") for the benefit of its full-time key employees. Under the 1992 Option Plan, options to purchase up to 225,000 shares of Common Stock may be granted, and, under the 1996 Option Plan, options to purchase up to 750,000 shares of Common Stock may be granted. As of May 6, 1997, of the 225,000 shares of Common Stock initially reserved for issuance pursuant to the 1992 Option Plan, only 2,500 shares of Common Stock remained available for issuance pursuant to such plan.

     The individuals eligible to participate in the Plans are such full-time key employees, including officers and employee directors, of the Company as the Stock Option Committee of the Board of Directors (consisting of George Zimmer and Richard Goldman), which administers the Plans, may determine from time to time; provided however, George Zimmer, Richard E. Goldman, Robert E. Zimmer and James E. Zimmer are not eligible to participate in the Plans and David Edwab may not participate in the 1992 Option Plan. The Stock Option committee may grant either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory stock options. The maximum number of shares subject to options that may be awarded under the 1996 Option Plan to any employee during any consecutive three-year period is 500,000. The purchase price of shares subject to an option granted under the Plans is determined by the Stock Option committee at the time of grant, but may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant, and, unless otherwise provided by the Stock Option Committee, vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercisable period may not exceed five years from date of grant.

     Options granted under the Plans terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee terminated employment with the Company for any reason other than the death, disability or retirement of the optionee. During such one-month period, the optionee may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of such date of expiration or one year following the date of severance, during which period the optionee may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the death or retirement of an optionee, the option terminates on the earlier of the date of expiration of the option or one year following the date of death or retirement.

OPTION GRANTS

     The following table shows the options granted to the named executive officers during the fiscal year ended February 1, 1997:

                         OPTIONS GRANTED IN FISCAL 1996

                                NUMBER OF
                                SECURITIES    % OF TOTAL
                                UNDERLYING     OPTIONS
                                 OPTIONS      GRANTED TO                                    GRANT DATE
                                 GRANTED      EMPLOYEES     EXERCISE PRICE    EXPIRATION      PRESENT
             NAME                (SHARES)      IN 1996      ($/PER SHARE)        DATE       VALUE($)(1)
             ----               ----------    ----------    --------------    ----------    -----------
George Zimmer.................        --           --           --                --           --
David Edwab...................    50,000(2)      14.1         23.625          01/06/2007     627,500
Richard Goldman...............        --           --           --                --           --
Harry Levy....................    15,000(3)       4.2         23.625          01/06/2007     188,300
                                   2,500(4)        .7         21.875          02/03/2006     27,600
James Zimmer..................        --           --           --                --           --

---------------

(1) Based upon Black-Scholes option valuation model. The calculation assumes volatility of 52.7%, a risk free rate of 6.3%, a five year expected life, no expected dividends and option grants at $23.625 per share. The actual value, if any, which may be realized with respect to any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, such valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

(2) Represents options granted under the 1996 Option Plan which become fully exercisable on January 6, 2002.

(3) Represents options granted under the 1996 Option Plan which become fully exercisable on January 6, 2003.

(4) Represents options that were repriced during the last fiscal year. See "Repricing of Stock Options" below.

OPTION EXERCISES

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by certain executive officers:

AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND OPTION VALUES AT FEBRUARY 1, 1997

                                                                     NUMBER OF
                                                                    SECURITIES
                                                                    UNDERLYING
                                        SHARES                      UNEXERCISED      VALUE OF UNEXERCISED
                                       ACQUIRED                   OPTIONS AT YEAR        IN-THE-MONEY
                                          ON                          END (#)        OPTIONS AT YEAR END
                                       EXERCISE       VALUE        EXERCISABLE/        ($)EXERCISABLE/
                NAME                     (#)       REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
                ----                   --------    -----------    ---------------    --------------------
George Zimmer........................    --            --               --                    --
David Edwab(1).......................  73,768       1,911,000     73,769/50,000       1,791,000/150,000
Richard E. Goldman...................    --            --               --                    --
Harry Levy(2)........................  15,000         173,000     28,750/48,750        475,000/674,000
James E. Zimmer......................    --            --               --                    --

---------------

(1) On January 31, 1996, Mr. Edwab exercised the Option under the Employment Agreement with respect to the 73,768 shares that vested in January 1996. Of those shares, 34,883 shares were withheld by the Company to satisfy Mr. Edwab's obligation to the Company for amounts remitted to federal and state taxing authorities on his behalf for taxes incurred upon such exercise. Mr. Edwab paid $173,295 for such shares, and, pursuant to the terms of the Employment Agreement, the Company paid Mr. Edwab $288,825, which is the purchase price plus estimated income taxes at an assumed 40% rate. On February 3, 1997, Mr. Edwab exercised the Option with respect to the 73,769 shares that vested on January 31, 1997. Of those shares, 34,701 shares were withheld by the Company to satisfy Mr. Edwab's obligation to the Company for amounts remitted to federal and state taxing authorities on his behalf for taxes incurred upon such exercise.

(2) The options exercised were granted under the 1992 Option Plan.

REPRICING OF STOCK OPTIONS

  Stock Option Committee Report

     On December 5, 1996, the Stock Option Committee approved the repricing (the "Repricing") of certain stock options (the "Repriced Options") granted under the Company's 1992 Option Plan to certain key employees of the Company, including Harry Levy. The Repriced Options were initially granted on February 3, 1996, at an exercise price of $28.25 per share (the closing sale price per share on the Nasdaq National Market on such date). In light of the decrease in the market price of the Common Stock since the grant of such options, the Stock Option Committee determined that the Company's interests were best served by reducing the exercise price of such options to $21.875 (the closing sale price per share on the Nasdaq National Market on December 5, 1996) so that the Repriced Options would continue to serve as an inducement for the optionees' continued and effective performance of services to the Company.

     The Stock Option Committee determined that the Repricing was the equivalent of a new grant of options at market and was important to the maintenance of the incentives to a large number of non-executive employees contemplated to be provided under the Repriced Options. Pursuant to the Repricing, the exercise price of the Repriced Options were repriced form $28.25 per share to a price of $21.875 per share.

     Additionally, on December 5, 1996, the Board of Directors of the Company approved the Repricing.

                                        STOCK OPTION COMMITTEE

                                        George Zimmer, Chairman
                                        Richard Goldman

  Repriced Option Table

                                                                                                          LENGTH OF
                                            SECURITIES       MARKET                                        ORIGINAL
                                            UNDERLYING       PRICE          EXERCISE                     OPTION TERM
                                             NUMBER OF    OF STOCK AT        PRICE            NEW        REMAINING AT
                                              OPTIONS       TIME OF        AT TIME OF       EXERCISE       DATE OF
         NAME                  DATE         REPRICED(#)   REPRICING($)    REPRICING($)      PRICE($)      REPRICING
         ----                  ----         -----------   ------------   --------------   ------------   ------------
George Zimmer..........         --                --             --              --              --          --
David Edwab............         --                --             --              --              --          --
Richard E. Goldman.....         --                --             --              --              --          --
James E. Zimmer........         --                --             --              --              --          --
Harry M. Levy..........  December 5, 1996      2,500         21.875           28.25          21.875      9 years,
                                                                                                          2 months
                         January 28, 1995      3,750          22.25          26.375           22.25       9 years

COMPENSATION OF DIRECTORS

     All employee directors of the Company do not receive fees for attending meetings of the Board of Directors. Each non-employee director of the Company receives a quarterly retainer of $2,500. In addition, under the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), each person who is a non-employee director on the last business day of each fiscal year of the Company is granted an option to acquire 2,000 shares of Common Stock. In lieu of an option to acquire 2,000 shares of Common Stock, a non-employee director may elect to receive an annual retainer of $10,000 in cash, payable in quarterly installments of $2,500, and an option to acquire 1,000 shares of Common Stock. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant. All options granted under the Director Plan must be exercised within 10 years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the director ceases to serve as a director of the Company for any reason other than death, disability or retirement as a director.

     On January 31, 1997, the Company granted each of Messrs. Brutoco, Stein and Ray an option to purchase 2,000 shares of Common Stock at $26.63 per share pursuant to the Director Plan.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the percentage change in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of the NASDAQ Composite Index and the Retail Specialty Apparel Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 15, 1992 (the date the Common Stock was first publicly traded) and that all dividends paid by those companies included in the indices were reinvested.

                                                            RETAIL             NASDAQ
        Measurement Period                                 SPECIALTY          COMPOSITE
      (Fiscal Year Covered)              COMPANY            APPAREL             INDEX
04/15/92                                  1.000              1.000              1.000
01/30/93                                  1.423              1.083              1.167
01/29/94                                  3.043              1.012              1.327
01/28/95                                  2.567              0.903              1.287
02/03/96                                  4.889              1.065              1.863
02/01/97                                  4.608              1.251              2.416

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1996, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of The Men's Wearhouse, Inc. (the "Company") is pleased to present its 1996 report on executive compensation. This Committee report documents components of the Company's executive officer compensation programs and describes the basis on which 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee is comprised entirely of non-employee directors.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate financial performance and increases in shareholder value. The following objectives, which were adopted by the Committee, serve as the guiding principles for all compensation decisions:

     - Provide a competitive total compensation package that enables the Company to retain key executives.

     - Integrate pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     - Provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders.

     The Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

  Executive Compensation Program Components

     The Company uses cash- and equity-based compensation to achieve its pay-for-performance philosophy and to reward short- and long-term performance.

     Base Salary. The Company's compensation philosophy is to control compensation costs and to place greater emphasis on incentive compensation based on results. Accordingly, the Committee believes that the Company's base salaries are well within the industry norms for companies of similar size. Salaries for executives are reviewed periodically and revised, if appropriate, based on a variety of factors, including individual performance, level of responsibility, prior experience, breath of knowledge, external pay practices and overall financial results.

     Incentive Compensation. The Company's philosophy is to use a combination of annual and long-term compensation methods for the majority of the Company's management. The Committee understands that the majority of executive officers named in the compensation table hold significant ownership interests in the Company. Accordingly, it is the belief of the Committee that incentives through stock option participation at this time for the majority of these individuals would not significantly affect the long-term or short-term perspective of these individuals.

     The Committee has adopted a bonus program for 1997 in which executive officers will participate. A maximum bonus has been set for each of the named executive officers based upon the total compensation package of the officer relative to his duties, which bonuses range from $10,000 to $100,000.

     The criteria for determining the amount of bonus participation is based on:
(i) the Company attaining sales goals, (ii) the Company attaining net income goals, (iii) the Company attaining shrinkage goals, and (iv) the officer attaining personal goals. Each of the first three criteria are quantitative, while the fourth criterion is subjective. The Company's bonus program for the majority of the work force is based on attaining similar sales and shrinkage goals.

  Discussion of 1996 Compensation for the Chief Executive Officer

     George Zimmer, Chairman of the Board and Chief Executive Officer of the Company, is a significant shareholder in the Company, as well as one of the Company's founders.

     In determining Mr. Zimmer's compensation for 1996, the Committee considered the Company's financial performance and corporate accomplishments, individual performance and salary data for chief executive officers of other publicly held apparel companies having a size and focus that the Committee believed comparable to the Company's. The Committee also reviewed more subjective factors, such as development and implementation of the corporate strategies to enhance shareholder value and the Company's overall corporate philosophy. The Committee feels that Mr. Zimmer's compensation program for 1996 and 1997 is conservative.

     Base Salary. Mr. Zimmer's base salary during fiscal 1996 was $35,000 per month. Mr. Zimmer has advised the Committee that he is satisfied with his current base salary and therefore no change has been approved for fiscal 1997.

     Annual Incentive. Mr. Zimmer was paid a $50,000 bonus under the 1996 bonus program. Mr. Zimmer will be eligible for a bonus of up to $100,000 in 1997 based on the criteria discussed under "Incentive Compensation".

     Summary. The Company's 1996 financial results exceeded management's expectations. It is the opinion of the Compensation Committee that the total compensation program for 1996 for the executive officers relative to the Company's performance was reasonable and that the compensation to George Zimmer remains modest in light of management's achievements and the total compensation packages provided to chief executive officers by other publicly held clothing retailers.

                                            COMPENSATION COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a warehouse facility in Houston, Texas from Zig Zag, a Texas joint venture, in which George Zimmer, James E. Zimmer and Richard E. Goldman are the sole and equal joint ventures. During 1996, the Company paid rentals of $79,400 to Zig Zag. The lease expires on August 31, 2005.

     The Company also leases the land underlying a store in Dallas, Texas (which building is owned by the Company) from 8239 Preston Road, Inc., a Texas corporation of which George Zimmer, James E. Zimmer and Richard E. Goldman each own 20% of the outstanding common stock, and Laurie Zimmer, sister of George and James Zimmer and daughter of Robert E. Zimmer, owns 40% of the outstanding common stock. The Company paid aggregate rentals on such property to such corporation of $52,000 in 1996. The lease expires April 30, 2004.

     During 1996, the Company paid George Zimmer $52,000, pursuant to the terms of a lease related to the use of a recreational facility owned by Mr. Zimmer. This facility is used by the Company in connection with various training and meeting functions, employee retreats and vendor relations. In February 1997, the Company purchased this recreational facility for $1.4 million. The purchase price was determined based on an appraisal of the facility performed by an unrelated, independent third party.

     Management believes that the terms of the foregoing leasing arrangements are comparable to what would have been available to the Company from unaffiliated third parties at the time such leases were entered into.

     8239 Preston Road, Inc. and Zig Zag each have loans with NationsBank of Texas, N.A. ("NationsBank") and have agreed that a default by the Company under the Company's Credit Agreement with NationsBank will constitute a default under the loan agreements of such partnership or corporation with NationsBank and, if for any reason the Company's loan with NationsBank becomes due and payable or is paid, the loans to such partnership or corporation from NationsBank will become automatically due and payable. The loans from NationsBank to Zig Zag and 8239 Preston Road, Inc. mature in June 2000. The maximum principal amount outstanding under the loans to Zig Zag and 8239 Preston Road, Inc. during 1996 was $588,000 and $392,000, respectively. With the exception of Laurie Zimmer, each of the partners and shareholders of such partnership or corporations has personally guaranteed the obligations of the respective entity under the loan agreements.

     Bear Stearns acted as co-managing underwriter of the Company's public offering of 2,300,000 shares of Common Stock in August 1995 and of $57,500,000 principal amount of 5 1/4% Convertible Subordinated Notes Due 2003 in March 1996. Mr. Stein, a director of the Company, is a Senior Managing Director and head of the Southwestern Corporate Finance Department for Bear Stearns.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 1, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met. An aggregate of 64 shares of Common Stock were purchased at various times during 1996 on behalf of Mr. Hampton through his participation in the Company's Employee Stock Purchase Plan, which such shares were inadvertently omitted from his Form 5 filed on March 13, 1997. Such Form 5 was amended on April 9, 1997.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 31, 1998, subject to ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 1997 must be received by the Company at its corporate offices, 5803 Glenmont Drive, Houston, Texas 77081, no later than January 20, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

--------------------------------------------------------------------------------
       PROXY               THE MEN'S WEARHOUSE, INC.                PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1997

           The undersigned shareholder of The Men's Wearhouse, Inc. (the "Company") hereby appoints George Zimmer or David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 2:00 PM, central daylight time, on Wednesday, June 18, 1997, at The Four Seasons Hotel, 1300 Lamar, Houston, Texas, and at any adjournment or adjournments thereof.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated            [ ] WITHHOLD AUTHORITY to vote for election
                     to the contrary below                                       of all nominees

                 Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                           Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
                 SPACE PROVIDED AT RIGHT.)
                 -----------------------------------------------------------------------------------------------------
             2.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                              [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       3.  In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

           This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, this Proxy will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated -----------------, 1997

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                                            Your signature should
                                            correspond with your name as
                                            it appears hereon. Joint
                                            owners should each sign. When
                                            signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            set forth your full title as
                                            it appears hereon.

                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.
                           PROXY VOTING INSTRUCTIONS

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1997

           The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

            1.  Election of Directors:
                [ ] FOR all nominees listed, except as indicated   [ ] WITHHOLD AUTHORITY to vote for election
                    to the contrary below                                       of all nominees

                Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                          Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

                (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S
                NAME IN THE SPACE PROVIDED AT RIGHT.)

            2.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                           [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           The shares allocated to your account in the Company's 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated -----------------, 1997

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1997

           The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated       [ ] WITHHOLD AUTHORITY to vote for election
                     to the contrary below                                  of all nominees

                Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                            Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                 THAT PERSON'S NAME IN THE SPACE PROVIDED AT RIGHT.)

             2.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
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

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           The shares allocated to your account in the Company's Employee
       Stock Purchase Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES
       LISTED HEREIN AND FOR PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated -----------------, 1997

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                                             PLEASE MARK, SIGN, DATE AND
                                                 RETURN IMMEDIATELY

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
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                           THE MEN'S WEARHOUSE, INC.
                           PROXY VOTING INSTRUCTIONS

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1997

           The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

             1.  Election of Directors:
                 [ ] FOR all nominees listed, except as indicated       [ ] WITHHOLD AUTHORITY to vote for election
                     to the contrary below                                  of all nominees

                 Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                           Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                 PERSON'S NAME IN THE SPACE PROVIDED AT RIGHT.)

             2.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                             [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    The shares allocated to your account in the Company's Employee Stock Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                                Dated --------------------, 1997

                                                --------------------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                  PLEASE MARK, SIGN, DATE AND
                                                       RETURN IMMEDIATELY

--------------------------------------------------------------------------------